FOR IMMEDIATE RELEASE


         March 28, 2001


         MGI  PROPERTIES  LIQUIDATING  TRUST  ("MGI")
         DECLARES  DISTRIBUTION  OF  $.45  PER  UNIT


         BOSTON, MASSACHUSETTS . . . . W. Pearce Coues, Chairman of the Board of
         Trustees, today announced that MGI Properties Liquidating Trust Board of Trustees has declared a distribution of $.45 per unit payable April 12, 2001 to unit holders of record at the close of business on April 4, 2001. Since the October 14, 1998 liquidation vote by the shareholders of MGI Properties, cash liquidating distributions by MGI Properties and this $.45 per unit distribution by MGI Properties Liquidating Trust, will total $29.46 per unit. The amount and timing of remaining distributions will be determined by the Trustees based upon funds available, net proceeds realized from the one remaining property being offered for sale, the timing of such sale, the level of reserves deemed necessary or appropriate, and other considerations.





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         For further information contact:
         Phillip  C.  Vitali,  Executive  Vice  President  and  Treasurer  (617)
         248-2300